For Immediate Release

FORWARD INDUSTRIES FISCAL 2003 EPS $.24 VS. $.15

Operating Income Up 74%; Net Income Up 69%

Pompano Beach, FL, November 13, 2003 - Forward Industries, Inc. (Nasdaq:FORD), a designer and distributor of custom carrying case solutions, today announced results for its fiscal year ended September 30, 2003.  The Company's consolidated statements of income and balance sheet for the period, which are taken from the Company's audited consolidated financial statements included in Form 10-KSB, are set forth in the tables accompanying this release.

Fiscal Year 2003 Financial Highlights - compared to fiscal year 2002 results

  Net sales rose 15% to $18.90 million.

  Operating income increased 74% to $1.14 million.

  Net income increased 69% to $1.44 million or $.24 per diluted share.

Fiscal 2003 net income included an income tax benefit of approximately $194,000 due to the reduction of a portion of the valuation allowance on its net deferred tax asset.  This benefit amounted to $180,000 in the fiscal year ended September 30, 2002.

Jerome E. Ball, Chairman and Chief Executive Officer of Forward, stated, "We are extremely pleased with the results for fiscal 2003.  Our most rapidly growing product line -cases for diabetes monitoring kits- grew to represent 50% of overall net sales, up from 40% in 2002.  Sales of this product line increased 44% in 2003 to $9.4 million, and we expect these products will continue to be an extremely important part of our overall product mix.  With regard to our cellular phone products, sales fell 7% during the year, primarily due to weaker sales under our Motorola license agreement in Europe.  However, as announced in September, we resumed shipments to another large OEM customer toward the end of the fourth quarter and expect these shipments will help our overall cell phone product sales in 2004."

Mr. Ball continued, "Another avenue for future growth is our recently announced initiative to pursue the market for laptop and handheld computer carrying solutions.  We will be targeting major OEMs in this market, with the goal of working on a similar basis to the way we have worked successfully with OEMs in the cellular phone and medical equipment industries.  Additionally, niche products such as cases for cameras, inventory scanners, MP3 players and sporting goods represent an area of potential continued growth for Forward.  Sales of these products increased 8% for the year.  We plan to continue to enter new niche product lines that are sold on a made-to-order basis."

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Forward Industries, Inc. News Release	Page 2
November 13, 2003

Mr. Ball concluded, "We closed the year with $2.1 million in cash, $4.7 million in working capital, no borrowings outstanding under our lines of credit and no long-term debt.  We believe our strong financial position and positive cash flow from operations provides a solid foundation for future growth. We remain extremely optimistic about Forward's prospects in fiscal 2004 and beyond, based on our long-term relationships with our premier customer base, the vast markets in which we currently operate and our initiatives to enter new markets."

About Forward Industries
Forward Industries, Inc. designs and distributes custom carrying case solutions primarily for cellular phones and home medical diagnostic equipment.  The Company sells its products directly to original equipment manufacturers and also markets a line of Carry Solutions under the "Motorola" brand name.  Forward's products can be viewed online at www.fwdinnovations.com and www.forwardindustries.com.

Statements in this press release other than statements of historical fact are "forward-looking statements."  Such statements are subject to certain risks and uncertainties, identified from time to time in the Company's filings with the Securities and Exchange Commission that could cause actual results to differ materially from any forward-looking statements.  These forward-looking statements represent the Company's judgment as of the date of the release.  The Company disclaims, however, any obligation to update these forward-looking statements.

CONTACT:	-or-	INVESTOR RELATIONS COUNSEL
Forward Industries, Inc.		The Equity Group Inc.
Jerome E. Ball, CEO		Loren Mortman
(954) 419-9544		(212) 836-9604
lmortman@equityny.com
www.theequitygroup.com

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Forward Industries, Inc. News Release	Page 3
November 13, 2003
FORWARD INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
	Year Ended September 30,
	2003	2002

Net sales ....................................................................	$18,899,231	$16,362,708
Cost of goods sold ......................................................	12,777,627	10,732,692
Gross profit .................................................................	6,121,604	5,630,016

Operating expenses:
Selling ....................................................................	2,673,852	2,759,435
General and administrative ......................................	2,310,500	2,218,048
Total operating expenses ...................................	4,984,352	4,977,483

Income from operations ...............................................	1,137,252	652,533

Other income (expense):
Interest expense .....................................................	(7,448)	(52,456)
Interest income ......................................................	10,208	17,051
Other income- net ..................................................	111,202	58,464
Total other income.............................................	113,962	23,059

Income before benefit from income taxes .....................	1,251,214	675,592
Benefit from income taxes (1) .......................................	194,200	180,000
Net income..................................................................	$1,445,414	$855,592

Net income per common and common equivalent share:
Basic .....................................................................	$0.25	$0.15
Diluted ...................................................................	$0.24	$0.15

Weighted average number of common and common equivalent shares outstanding:
Basic .....................................................................	5,815,424	5,825,641

Diluted ...................................................................	5,954,354	5,825,641

(1) The tax benefit for fiscal years 2003 and 2002 resulted from the reinstatement of a portion of the Company's deferred tax assets (for which a 100% valuation allowance was provided as of September 30, 2001) based on management's expectation that the Company will realize the benefit of a portion of its deferred tax assets.

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Forward Industries, Inc. News Release	Page 4
November 13, 2003

FORWARD INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEET
September 30, 2003

ASSETS

Current assets:
Cash and cash equivalents.........................................................................	$ 2,125,300
Accounts receivable, less allowance for doubtful accounts of $35,300........	3,460,085
Inventories...............................................................................................	708,235
Prepaid expenses and other current assets.................................................	197,476
Deferred tax asset....................................................................................	58,700
Total current assets..................................................................................	6,549,796

Property, plant and equipment - net..............................................................	258,323
Deferred tax asset.......................................................................................	331,300
Other assets................................................................................................	40,607
TOTAL ASSETS......................................................................................	$ 7,180,026

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable.....................................................................................	$ 1,140,960
Accrued expenses and other current liabilities............................................	743,450
Total current liabilities...............................................................................	1,884,410

Commitments and contingencies...................................................................

Shareholders' equity
Preferred stock, 4,000,000 authorized shares, par value $0.01; none issued	--
Common stock, 40,000,000 authorized shares, par value $0.01; 6,502,731 issued and outstanding (including 527,090 held in treasury)...................	65,027
Additional paid-in capital..........................................................................	8,487,438
Accumulated deficit..................................................................................	(2,483,413)
6,069,052
Less: Cost of shares in treasury.................................................................	(773,436)
Total shareholders' equity.........................................................................	5,295,616
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.................	$ 7,180,026

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